                                                          EXECUTION COPY




                               REXENE CORPORATION


                                  $175,000,000


                          11-3/4% Senior Notes due 2004





                         ------------------------------

                                    INDENTURE

                          Dated as of November 29, 1994

                          -----------------------------

                              BANK ONE, TEXAS, N.A.

                          -----------------------------

                                     Trustee

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE ACT Section                       INDENTURE SECTION

310(a)(1). . . . . . . . . . . . . . . . . . . .      7.10
   (a)(2). . . . . . . . . . . . . . . . . . . .      7.10
   (a)(3). . . . . . . . . . . . . . . . . . . .      N.A.
   (a)(4). . . . . . . . . . . . . . . . . . . .      N.A.
   (a)(5). . . . . . . . . . . . . . . . . . . .      7.10
   (b) . . . . . . . . . . . . . . . . . . . . .      3.09;7.08;7.10
   (c) . . . . . . . . . . . . . . . . . . . . .      N.A.
311(a) . . . . . . . . . . . . . . . . . . . . .      7.11
   (b) . . . . . . . . . . . . . . . . . . . . .      7.11
   (c) . . . . . . . . . . . . . . . . . . . . .      N.A.
312(a) . . . . . . . . . . . . . . . . . . . . .      2.05
   (b) . . . . . . . . . . . . . . . . . . . . .     10.03
   (c) . . . . . . . . . . . . . . . . . . . . .     10.03
313(a) . . . . . . . . . . . . . . . . . . . . .      7.06
   (b)(1). . . . . . . . . . . . . . . . . . . .      N.A.
   (b)(2). . . . . . . . . . . . . . . . . . . .      7.06
   (c) . . . . . . . . . . . . . . . . . . . . .      7.06;10.02
   (d) . . . . . . . . . . . . . . . . . . . . .      7.06
314(a) . . . . . . . . . . . . . . . . . . . . .      4.03;4.04;10.02
   (b) . . . . . . . . . . . . . . . . . . . . .      N.A.
   (c)(1). . . . . . . . . . . . . . . . . . . .     10.04
   (c)(2). . . . . . . . . . . . . . . . . . . .     10.04
   (c)(3). . . . . . . . . . . . . . . . . . . .      N.A.
   (d) . . . . . . . . . . . . . . . . . . . . .     10.02;10.03;10.04;10.05
   (e) . . . . . . . . . . . . . . . . . . . . .     10.05
   (f) . . . . . . . . . . . . . . . . . . . . .      N.A.
315(a) . . . . . . . . . . . . . . . . . . . . .      7.01(2)
   (b) . . . . . . . . . . . . . . . . . . . . .      7.05;10.02
   (c) . . . . . . . . . . . . . . . . . . . . .      7.01(1)
   (d) . . . . . . . . . . . . . . . . . . . . .      7.01(3)
   (e) . . . . . . . . . . . . . . . . . . . . .      6.11
316(a)(last sentence). . . . . . . . . . . . . .      2.09
   (a)(1)(A) . . . . . . . . . . . . . . . . . .      6.05
   (a)(1)(B) . . . . . . . . . . . . . . . . . .      6.04
   (a)(2). . . . . . . . . . . . . . . . . . . .      N.A.
   (b) . . . . . . . . . . . . . . . . . . . . .      6.07

317(a)(1). . . . . . . . . . . . . . . . . . . .      6.08
   (a)(2). . . . . . . . . . . . . . . . . . . .      6.09
   (b) . . . . . . . . . . . . . . . . . . . . .      2.04
318(a) . . . . . . . . . . . . . . . . . . . . .      N.A.
   (b) . . . . . . . . . . . . . . . . . . . . .      N.A.
   (c) . . . . . . . . . . . . . . . . . . . . .     10.01


N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                          PAGE

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.02.  Other Definitions . . . . . . . . . . . . . . . . . . . .    25
Section 1.03.  Incorporation by Reference of Trust Indenture Act . . . .    25
Section 1.04.  Rules of Construction . . . . . . . . . . . . . . . . . .    26

                                    ARTICLE 2
                                    THE NOTES

Section 2.01.  Form and Dating . . . . . . . . . . . . . . . . . . . . .    27
Section 2.02.  Execution and Authentication. . . . . . . . . . . . . . .    27
Section 2.03.  Registrar and Paying Agent. . . . . . . . . . . . . . . .    28
Section 2.04.  Paying Agent to Hold Money in Trust . . . . . . . . . . .    28
Section 2.05.  Noteholder Lists. . . . . . . . . . . . . . . . . . . . .    29
Section 2.06.  Transfer and Exchange . . . . . . . . . . . . . . . . . .    29
Section 2.07.  Replacement Notes . . . . . . . . . . . . . . . . . . . .    30
Section 2.08.  Outstanding Notes . . . . . . . . . . . . . . . . . . . .    30
Section 2.09.  Treasury Notes. . . . . . . . . . . . . . . . . . . . . .    31
Section 2.10.  Temporary Notes . . . . . . . . . . . . . . . . . . . . .    31
Section 2.11.  Cancellation. . . . . . . . . . . . . . . . . . . . . . .    31
Section 2.12.  Defaulted Interest. . . . . . . . . . . . . . . . . . . .    32

                                    ARTICLE 3
                                   REDEMPTION

Section 3.01.  Notices to Trustee. . . . . . . . . . . . . . . . . . . .    32
Section 3.02.  Selection of Notes to Be Redeemed . . . . . . . . . . . .    33
Section 3.03.  Notice of Redemption. . . . . . . . . . . . . . . . . . .    33
Section 3.04.  Effect of Notice of Redemption. . . . . . . . . . . . . .    34
Section 3.05.  Deposit of Redemption Price . . . . . . . . . . . . . . .    34
Section 3.06.  Notes Redeemed in Part. . . . . . . . . . . . . . . . . .    35
Section 3.07.  Optional Redemption . . . . . . . . . . . . . . . . . . .    35
Section 3.08.  Mandatory Redemption. . . . . . . . . . . . . . . . . . .    36
Section 3.09.  Asset Sale Offers . . . . . . . . . . . . . . . . . . . .    36

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                                                                          PAGE
                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Notes. . . . . . . . . . . . . . . . . . . . .    38
Section 4.02.  Maintenance of Office or Agency . . . . . . . . . . . . .    39
Section 4.03.  SEC Reports . . . . . . . . . . . . . . . . . . . . . . .    39
Section 4.04.  Compliance Certificate. . . . . . . . . . . . . . . . . .    40
Section 4.05.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 4.06.  Stay, Extension and Usury Laws. . . . . . . . . . . . . .    41
Section 4.07.  Limitation on Restricted Payments . . . . . . . . . . . .    42
Section 4.08.  Limitation on Dividend and Other Payment
               Restrictions Affecting Restricted Subsidiaries. . . . . .    45
Section 4.09.  Limitation on Additional Indebtedness and Issuance
               of Preferred Stock. . . . . . . . . . . . . . . . . . . .    46
Section 4.10.  Sale of Assets. . . . . . . . . . . . . . . . . . . . . .    47
Section 4.11.  Limitation on Transactions With Affiliates. . . . . . . .    50
Section 4.12.  Limitation on Liens . . . . . . . . . . . . . . . . . . .    51
Section 4.13.  Corporate Existence . . . . . . . . . . . . . . . . . . .    51
Section 4.14.  Change of Control.. . . . . . . . . . . . . . . . . . . .    51
Section 4.15.  Limitation on Issuances and Sales of Capital
               Stock of Wholly Owned Restricted Subsidiaries.. . . . . .    53
Section 4.16.  Subsidiary Guarantees . . . . . . . . . . . . . . . . . .    54
Section 4.17.  Limitation on Applicability of Covenants. . . . . . . . .    54

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Limitations on Merger, Consolidation or Sale of
               Substantially All Assets. . . . . . . . . . . . . . . . .    54
Section 5.02.  Successor Corporation Substituted . . . . . . . . . . . .    56

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . .    56
Section 6.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . .    58
Section 6.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . .    59
Section 6.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . .    59
Section 6.05.  Control by Majority . . . . . . . . . . . . . . . . . . .    60
Section 6.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . .    60
Section 6.07.  Rights of Holders to Receive Payment. . . . . . . . . . .    61
Section 6.08.  Collection Suit by Trustee. . . . . . . . . . . . . . . .    61

                                                                          PAGE

Section 6.09.  Trustee May File Proofs of Claim. . . . . . . . . . . . .    61
Section 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . .    62
Section 6.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . .    62

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . .    63
Section 7.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . .    64
Section 7.03.  Individual Rights of Trustee. . . . . . . . . . . . . . .    64
Section 7.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . .    65
Section 7.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . .    65
Section 7.06.  Reports by Trustee to Holders . . . . . . . . . . . . . .    65
Section 7.07.  Compensation and Indemnity. . . . . . . . . . . . . . . .    66
Section 7.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . .    66
Section 7.09.  Successor Trustee by Merger, etc. . . . . . . . . . . . .    68
Section 7.10.  Eligibility; Disqualification . . . . . . . . . . . . . .    68
Section 7.11.  Preferential Collection of Claims Against the Company . .    68

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant
               Defeasance. . . . . . . . . . . . . . . . . . . . . . . .    68
Section 8.02.  Legal Defeasance and Discharge. . . . . . . . . . . . . .    68
Section 8.03.  Covenant Defeasance . . . . . . . . . . . . . . . . . . .    69
Section 8.04.  Conditions to Legal or Covenant Defeasance. . . . . . . .    70
Section 8.05.  Deposited Money and Government Securities to be Held in
               Trust; Other Miscellaneous Provisions.. . . . . . . . . .    72
Section 8.06.  Repayment to the Company. . . . . . . . . . . . . . . . .    73
Section 8.07.  Reinstatement . . . . . . . . . . . . . . . . . . . . . .    73

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders. . . . . . . . . . . . . . . .    74
Section 9.02.  With Consent of Holders . . . . . . . . . . . . . . . . .    74
Section 9.03.  Compliance with Trust Indenture Act . . . . . . . . . . .    76
Section 9.04.  Revocation and Effect of Consents . . . . . . . . . . . .    76
Section 9.05.  Notation on or Exchange of Notes. . . . . . . . . . . . .    76
Section 9.06.  Trustee to Sign Amendments, etc . . . . . . . . . . . . .    76

                                                                          PAGE
                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls . . . . . . . . . . . . . .    77
Section 10.02.  Notices. . . . . . . . . . . . . . . . . . . . . . . . .    77
Section 10.03.  Communication by Holders with Other Holders. . . . . . .    78
Section 10.04.  Certificate and Opinion as to Conditions Precedent . . .    78
Section 10.05.  Statements Required in Certificate or Opinion. . . . . .    79
Section 10.06.  Rules by Trustee and Agents. . . . . . . . . . . . . . .    79
Section 10.07.  Legal Holidays . . . . . . . . . . . . . . . . . . . . .    79
Section 10.08.  No Recourse Against Others . . . . . . . . . . . . . . .    80
Section 10.09.  Duplicate Originals. . . . . . . . . . . . . . . . . . .    80
Section 10.10.  Governing Law. . . . . . . . . . . . . . . . . . . . . .    80
Section 10.11.  No Adverse Interpretation of Other Agreements. . . . . .    80
Section 10.12.  Successors . . . . . . . . . . . . . . . . . . . . . . .    80
Section 10.13.  Severability . . . . . . . . . . . . . . . . . . . . . .    81
Section 10.14.  Counterpart Originals. . . . . . . . . . . . . . . . . .    81
Section 10.15.  Table of Contents, Headings, etc.. . . . . . . . . . . .    81
SIGNATURES     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82

          INDENTURE dated as of November 29, 1994 between Rexene Corporation, a Delaware corporation (the "COMPANY"), and Bank One, Texas, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee ("TRUSTEE").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11-3/4% Senior Notes due 2004 of the Company (the "NOTES"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.    DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to the Company or any Restricted Subsidiary of the Company,

     (i) Indebtedness of any other Person existing at the time such other Person is merged with or into the Company or any such Restricted Subsidiary or became a Restricted Subsidiary of the Company, including, without limitation, Indebtedness incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of the Company, and

     (ii) Indebtedness secured by a Lien encumbering any asset acquired by such other Person prior to the date on which the Company or any Restricted Subsidiary acquires such Person.

          "ACQUISITION DEBT" means

     (i) Indebtedness incurred substantially simultaneously with, and for the purpose of financing all or any part of the purchase price or cost of, any acquisition of a Permitted Business, which acquisition is permitted pursuant to Section 4.07 hereof and

     (ii) Acquired Debt of the Person which is acquired.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; and PROVIDED FURTHER, that no employee or group of employees of the Company (other than executive officers and directors) shall by reason of their employment be deemed to be an Affiliate.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "APAO" means amorphous polyalphaolefins.

          "APAO JOINT VENTURE" means a joint venture between the Company and any other Person, other than URC, providing for the manufacture and sale of APAO outside of the United States and Canada in geographic regions in which URC does not do business.

          "APAO VENTURE INVESTMENT" means each of the following Investments by the Company and its Restricted Subsidiaries in the APAO Joint Venture: (i) Investments of cash in an aggregate amount outstanding at any time (measured by their fair market value as of the date made) not in excess of the aggregate cash received after the date of this Indenture by the Company and its Restricted Subsidiaries from the APAO Joint Venture as fees for the licensing to the APAO Joint Venture of any intellectual property rights or other proprietary technology relating to the manufacture of APAO and (ii) the Guarantee by the Company and any Subsidiary Guarantor of Indebtedness of the APAO Joint Venture in a principal amount not exceeding $15 million less all Investments made by the Company and the Subsidiary Guarantors to satisfy their obligations under any such Guarantee.

          "ASSET SALE" means

          (i) the sale, lease, transfer or conveyance of any assets of the Company or any Restricted Subsidiary (including, without limitation, by way of a sale and leaseback, but specifically excluding a sale and leaseback of an asset occurring within 150 days after the completion of construction or acquisition of such asset) other than in the ordinary course of business (PROVIDED that the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.14 and/or 5.01 of this Indenture and not by the provisions of
     Section 4.10 of this Indenture),

          (ii) the issuance by any Restricted Subsidiary of the Company of Equity Interests of any of the Company's Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary, and

          (iii) the sale by the Company or its Restricted Subsidiaries of Equity Interests of any Restricted Subsidiary of the Company, in each case

                 (a) whether in a single transaction or a series of related transactions and

                 (b) that have a fair market value, as determined by the Board of Directors of the Company, in excess of $1 million.

Notwithstanding the foregoing:

          (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

          (ii) a transfer of up to 375 acres of undeveloped land located in Bayport, Texas, and owned by the Company on the date of this Indenture,

          (iii) a disposition of any machinery, equipment, furniture, apparatus, tools, implements, materials, supplies or other similar property which have become worn out or obsolete,

          (iv)   a Restricted Payment that is permitted by the provisions of
     Section 4.07 of this Indenture or

          (v) a sale, transfer or conveyance of any intellectual property rights of the Company (other than those used in the C T Film Division) to manufacture a product in any country in which neither the Company nor any Restricted Subsidiary is manufacturing the same product at the time of such sale, transfer or conveyance will not be deemed to be an Asset Sale. In no event shall any sale, lease, transfer or conveyance of

                 (i) all or substantially all of the capital stock or assets of any of the styrene, polymer or film businesses of the Company or

                 (ii) all or substantially all of the capital stock or assets of any Restricted Subsidiary or group of Restricted Subsidiaries that singly or together would constitute a Significant Subsidiary or

                 (iii)   assets which account for

                         (A) at least 10% of the consolidated assets of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Company or

                         (B) at least 10% of the Consolidated Cash Flow of the Company for the four full fiscal quarters immediately preceding such sale, lease or conveyance be deemed to be made in the ordinary course of business.

          "BANK CREDIT AGREEMENTS" means one or more credit agreements between the Company and lenders thereunder providing for term borrowings and/or revolving borrowings, including all related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time (and regardless of the number of lenders thereunder and whether Indebtedness thereunder would constitute Permitted Refinancing Debt) and including, but not limited to, the New Credit Agreement.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "BORROWING BASE" means the greater of

          (i)    $80 million and

          (ii)   the sum of

                 (A) 80% of the net book value of all accounts receivable of the Company that are not more than 60 days past due and

                 (B) 60% of the net book value of all inventory of the Company.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means

          (i)    in the case of a corporation, corporate stock,

          (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock,

          (iii) in the case of a partnership, partnership interests (whether general or limited) and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means

          (i) United States dollars, pounds sterling and any other freely convertible currency,

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, having maturities of not more than six months from the date of acquisition,

          (iii) certificates of deposit and eurodollar time deposits, with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better,

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and

          (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9607(1)).

          "CHANGE OF CONTROL" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, by merger or consolidation or otherwise, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or Group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act),

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company unless such plan is abandoned within 30 days after the date of adoption of such plan,

          (iii) the acquisition by any Person or Group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger or consolidation or otherwise, or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred, and the acquisition of voting power of the voting stock of the Company by any Subsidiary of the Company shall be disregarded.

          "COGEN ASSETS" means

          (i) feasibility studies and other similar developmental items related to one or more joint ventures to produce steam and power for the Odessa Facility; PROVIDED, HOWEVER, that the aggregate cost thereof does not exceed $3.0 million and

          (ii) up to ten acres of unused land at the Odessa Facility which is owned by the Company as of the date of this Indenture.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

          (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

          (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income plus

          (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income plus

          (v) any other non-cash charges that were deducted in computing such Consolidated Net Income less all non-cash income that was included in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that

          (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof,

          (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and

          (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of

          (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus

          (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

                 (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person,

                 (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and

                 (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who

          (i) was a member of such Board of Directors on the date of this Indenture or

          (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "CONTRACT OBLIGATIONS" means contractual obligations of the Company and any Subsidiary Guarantor to repay or credit to a third party amounts advanced by such third party (or its Affiliates) to the Company or any Subsidiary Guarantor, which obligations to repay or credit are secured by a Lien on the assets of the Company and/or any Subsidiary Guarantor. The amount of Contract Obligations outstanding as of any date shall be equal to the aggregate amount of remaining payments required to be made by, and credits required to be given by, the Company and/or the Subsidiary Guarantors under the agreements related to such Contractual Obligations at such time.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

          "C T FILM DIVISION" means the Company's Consolidated Thermoplastics division, which produces specialty grades of polyethylene films.

          "CURRENCY AGREEMENT" means the obligation of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DESIGNATED UNRESTRICTED SUBSIDIARY" means, as of any date, any Unrestricted Subsidiary of the Company from which the Company and its Wholly Owned Restricted Subsidiaries have received, as of the date of determination, cash distributions in an amount less than the Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

          "DOLLARS" and "$" means lawful money of the United States of America.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING DEBT" means all Indebtedness outstanding on the date of this Indenture.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above,

          (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and

          (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

          (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum of

          (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent that such expense was deducted in computing Consolidated Net Income (excluding all non-cash amortization of financing fees incurred in connection with the Recapitalization and including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and

          (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

          (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and

          (iv)   the product of

                 (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times

                 (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Company organized under the laws of a jurisdiction outside of the United States.

          "FOREIGN SUBSIDIARY BORROWING BASE" means, with respect to any Foreign Subsidiary that is a Restricted Subsidiary and not a Subsidiary Guarantor, the sum of

          (A) 80% of the net book value of all accounts receivable of such Foreign Subsidiary that are not more than 60 days past due and

          (B) 60% of the net book value of all inventory of such Foreign Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture; PROVIDED, HOWEVER, that for purposes of all information and other reports required to be delivered pursuant to the provisions of Section 4.03 of this Indenture, GAAP shall mean such generally accepted accounting principles as are in effect from time to time.

          "GOVERNMENT SECURITIES" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

          "GUARANTEE" means, with respect to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness that is owned by any other Person.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under

          (i)    Currency Agreements,

          (ii)   Interest Rate Agreements and

          (iii) agreements to protect against fluctuations in the price of feedstocks.

          "HOLDER" means a Person in whose name a Note is registered.

          "INDEBTEDNESS," means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or indebtedness representing Hedging Obligations, Capital Lease Obligations or the balance of the deferred and unpaid portion of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person other than a Restricted Subsidiary of such Person.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "INTEREST RATE AGREEMENT" means the obligations of any person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "INVESTMENTS" means, with respect to the Company and its Restricted Subsidiaries, any investment by the Company or any of its Restricted Subsidiaries in other Persons (including Affiliates) in the form of loans (including Guarantees of Indebtedness), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions from such other Persons for consideration of Indebtedness, Equity Interests, cash or other property, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED, HOWEVER, that Investments shall not include purchases and sales of goods and services in the ordinary course of business on arms' length terms or sales commissions paid to any agent in connection with such purchases and sales, except that purchases and sales of goods between the Company or any Restricted Subsidiary on the one hand and any Unrestricted Subsidiary which is a Foreign Sales Corporation (within the meaning of 26 U.S.C. Sections 921-927 or any successor to such sections) on the other hand and payment of commissions by the Company or any Restricted Subsidiary to any Unrestricted Subsidiary that is a Foreign Sales Corporation in connection with sales agented by such Foreign Sales Corporation on behalf of the Company or such Restricted Subsidiary need not be on arms' length terms.

          "LETTER OF CREDIT" means the irrevocable letter of credit issued by The Bank of Nova Scotia on behalf of the Company with a face amount of approximately $101 million in favor of the trustee for the Old Notes to support the Company's redemption obligations with respect to the Old Notes, as in effect on the date of the Indenture.

          "LIEN" means, with respect to any asset owned by the Company or its Restricted Subsidiaries, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MAKE-WHOLE PREMIUM" means, as of any date of determination, the greater of

          (i)    1.0% of the then outstanding principal amount of the Notes or

          (ii)   the excess of

                 (a) the present value of all required interest and principal payments due on such Notes from and after such date to the first date that the Notes may be redeemed at the option of the Company assuming all such Notes so redeemed and computed using a discount rate equal to the Treasury Rate on such date plus 100 basis points compounded semi-annually over

                 (b)     the then outstanding principal amount of the Notes.

          "NET INCOME" means with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of preferred stock dividends, excluding, however,

          (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with

                 (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or

                 (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

          (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "NET PROCEEDS" means the aggregate proceeds of cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

           "NEW CREDIT AGREEMENT" means the Credit Agreement, dated as of November 29, 1994, between the Company, the Bank of Nova Scotia and the lenders party thereto.

          "NOTEHOLDER" means a Holder of one or more Notes.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OBSOLETE PLANTS" means plant and equipment, together with land on which such plant and equipment is situated, at the Odessa Facility that, as of the date of this Indenture, has been shut down (other than plant or equipment that has been temporarily shut down for repairs or maintenance); PROVIDED, HOWEVER, that the aggregate net book value of all such Obsolete Plants on the date of this Indenture shall not exceed $2.0 million.

          "ODESSA FACILITY" means the Company's integrated production facility in Odessa, Texas.

          "OFFICERS" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

          "OLD NOTES" means the Company's Increasing Rate Second Priority Notes due 2002.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Except with respect to any opinion delivered pursuant to Article 8, the counsel may be an employee of the Company or the Trustee. The counsel may be counsel to the Company or the Trustee.

          "PERMITTED BUSINESS" means any business that is not unrelated to the businesses in which the Company is engaged on the date of this Indenture.

          "PERMITTED INVESTMENTS" means

          (a) Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company;

          (b)    Investments in Cash Equivalents;

          (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment

                 (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or

                 (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

          (d)    the APAO Venture Investments and the URC Venture Investments;

          (e) Investments received as consideration for Asset Sales permitted under this Indenture;

          (f) Investments by the Company and its Restricted Subsidiaries in RCL not exceeding the amount of such Investment on the date of this Indenture, calculated as of the date of each such Investment;

          (g) the transfer by the Company of the Cogen Assets to one or more joint ventures; and

          (h) other Investments in joint ventures or Unrestricted Subsidiaries of the Company that are engaged in a Permitted Business in an aggregate amount outstanding at any time (measured by their fair market value as of the date made) not exceeding $15 million.

          "PERMITTED LIENS" means:

          (i) Liens on assets of the Company and the Subsidiary Guarantors securing Indebtedness permitted to be incurred pursuant to clauses (i) and
     (ii) of the second paragraph of Section 4.09 of this Indenture;

          (ii)   Liens in favor of the Company or any Subsidiary Guarantor;

          (iii) first priority Liens (other than Liens permitted pursuant to any other clause of this definition) securing Indebtedness of the Company and any Subsidiary Guarantor that is not subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor and/or Contract Obligations of the Company or such Subsidiary Guarantor, PROVIDED that the sum of the aggregate principal amount of such Indebtedness and the total amount of such Contract Obligations outstanding from time to time does not exceed $100 million less the principal amount of Senior Term Debt (and Permitted Refinancing Debt with respect thereto) outstanding as of such time;

          (iv) Liens existing on the property of any Person at the time such Person becomes a Restricted Subsidiary of the Company (excluding Liens which were incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company) that do not extend to any other property of the Company or its Restricted Subsidiaries;

          (v) Liens on the shares of URC stock now owned or hereafter acquired by the Company and on patents of the Company licensed to URC, in each case, to the extent required pursuant to the agreements governing the URC Venture Investment, as amended from time to time;

          (vi)   Liens on

                 (a) the Company's Equity Interest in the APAO Joint Venture and

                 (b) intellectual property rights permitted by this Indenture to be licensed and licensed to the APAO Joint Venture required pursuant to the agreements governing the APAO Investments;

          (vii) Liens to secure Acquisition Debt permitted to be incurred pursuant to Section 4.09 of this Indenture; PROVIDED, HOWEVER, that

                 (a)     such Liens shall either

                         (1) extend only to the assets acquired with the proceeds of such Acquisition Debt or

                         (2) otherwise be permitted by clause (iv) or (xvii) of this definition,

                 (b) the Acquisition Debt secured thereby shall not exceed the fair market value of the assets acquired with the proceeds of such Acquisition Debt and

                 (c) except with respect to Acquired Debt, such Lien shall be created simultaneously with the incurrence of such Acquisition Debt;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (ix) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operating of law in the ordinary course of business;

          (x) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (xi) deposits to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

          (xii) easements, rights of way, restrictions, licenses, consignments and other similar encumbrances on any property of the Company or of any Restricted Subsidiary, including Liens constituting leases or subleases to third parties granted by the Company or any Restricted Subsidiary, in each case to the extent incurred in the ordinary course of business;

          (xiii) judgment Liens that do not constitute a Default;

          (xiv) Liens on unearned premiums of insurance policies that secure the financing of such premiums for such policies;

          (xv) Liens arising pursuant to authority granted under CERCLA, RCRA or analogous state statutes, PROVIDED that the aggregate of all obligations in respect of which the Company is required to record a reserve in accordance with GAAP that are secured by such Liens shall not exceed $40 million at any time;

          (xvi)  Liens existing on the date of this Indenture;

          (xvii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to contemplation of such acquisition;

          (xviii)   Liens on assets of any Person which is not a Restricted
     Subsidiary;

          (xix)  Liens incurred to secure

                 (a)     Purchase Money Financings or

                 (b)     Capital Lease Obligations

but only, in the case of (a) and (b), if such Liens do not extend to any assets other than the assets purchased with the proceeds of the corresponding Purchase Money Financing or which are the subject of such Capital Lease Obligation, and in each case to the extent the Indebtedness secured thereby is permitted to be incurred pursuant to Section 4.09 of this Indenture;

          (xx) Liens on accounts receivable and inventory of Foreign Subsidiaries that are Restricted Subsidiaries and not Subsidiary Guarantors to secure Indebtedness permitted to be incurred pursuant to clause (x) of second paragraph of Section 4.09 of this Indenture; and

          (xxi) Liens securing any extension, renewal or refunding of any obligations secured by the foregoing Liens that do not increase the obligations secured thereby and do not extend such Lien to any assets other than those previously securing such obligations.

          (xxii) Liens arising in favor of the Trustee under Section 7.07 of this Indenture.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than the Notes); PROVIDED that:

          (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith),

          (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes and the Subsidiary Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, limited liability company, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture.

          "PURCHASE MONEY FINANCING" means, with respect to any Person, Indebtedness incurred to finance the purchase of any assets of such Person (within 90 days of such purchase) to the extent

          (i) the amount of Indebtedness thereunder shall not exceed 95% of the purchase cost of such assets,

          (ii) the purchase cost for such assets is or should be included in "additions to property plant and equipment" in accordance with GAAP and
     (iii) the purchase of such assets is not part of an acquisition of any Person.

          "RCL" means Rexene Corporation Limited, an English company.

          "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et. seq.).

          "RECAPITALIZATION" shall have the meaning ascribed to such term in the Registration Statement on Form S-3 relating to the Notes as declared effective by the

SEC on November 21, 1994 (and including the information omitted from such registration statement in reliance on Rule 430A under the Securities Act).

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) assigned by the Trustee to administer its corporate trust matters.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED SUBSIDIARY" of the Company means any Subsidiary of the Company that is designated as a Restricted Subsidiary by the Board of Directors or otherwise fails to meet the requirements set forth in the definition of Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR REVOLVING DEBT" means revolving credit borrowings under the Bank Credit Agreements.

          "SENIOR TERM DEBT" means term borrowings under the Bank Credit Agreements and obligations of the Company of up to $100 million under the Letter of Credit.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

          "SUBSIDIARY" means, with respect to any Person,

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of that Person (or a combination thereof) and

          (ii)   any partnership

                 (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or

                 (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means

          (i) the full and unconditional guarantee by a Restricted Subsidiary (other than a Foreign Subsidiary) of all of the Company's obligations under this Indenture and the Notes delivered pursuant to
     Section 4.16 of this Indenture and

          (ii) the full and unconditional guarantee of all of the Company's obligations under this Indenture and the Notes by any Foreign Subsidiary that is a Restricted Subsidiary that elects to so guarantee such obligations, in each case, in the form of EXHIBIT B hereto.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TREASURY RATE" means, on any date of determination, a per annum rate equal to the semiannual equivalent yield to maturity for United States Treasury securities maturing on the maturity date of the Notes, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities,

          (i) one maturing as close as possible to, but earlier than, the maturity date of the Notes and

          (ii) the other maturing as close as possible to, but later than, the maturity date of the Notes, in each case as most recently published by the Board of Governors of the Federal Reserve System in its Statistical Release H.15(519), or any successor publication ("H.15(519)") (or, if a weekly average yield to maturity for United States Treasury securities maturing on the maturity date of the Notes is reported in the most recent H.15(519), as published in H.15(519)).

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED SUBSIDIARY" means

          (i) each of the Subsidiaries of the Company in existence on the date of this Indenture,

          (ii) any Subsidiary of the Company designated as an Unrestricted Subsidiary pursuant to the provisions of Section 4.07 of this Indenture and

          (iii) any Subsidiary formed or acquired by the Company after the date of this Indenture, but only to the extent that such Subsidiary:

                 (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                 (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                 (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                 (d) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary as an Unrestricted Subsidiary pursuant to the provisions of Section 4.07 of this Indenture by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the provisions of Section 4.07 of this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 of this Indenture, the Company shall be in default of such covenant unless such default shall have been cured within a period of 30 days thereafter). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the

Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if

          (i)    such Indebtedness is permitted under the provisions of Section
     4.09 of this Indenture,

          (ii) no Default or Event of Default would be in existence following such designation and

          (iii) unless such Subsidiary is a Foreign Subsidiary, such Subsidiary executes a Subsidiary Guarantee.

          "URC VENTURE INVESTMENT" means

          (i) all Investments by the Company in URC outstanding as of the date of this Indenture PLUS

          (ii) all Investments made by the Company and its Restricted Subsidiaries in URC after the date of this Indenture; PROVIDED, HOWEVER, that the aggregate amount of all such Investment made after the date of this Indenture (measured by their fair market value as of the date made) shall not exceed the aggregate amount of the cash received after the date of this Indenture by the Company and its Restricted Subsidiaries as fees for the licensing of any intellectual property rights or other proprietary technology to URC plus

          (iii)  obligations under the Guaranty (as defined in the Joint
     Venture Modification Agreement dated as of (and as in effect on) February 25, 1992 between the Company and UBE Industries Inc.); PROVIDED that at no time shall the Guaranty made by the Company and its Restricted Subsidiaries

                 (a) be with recourse to the Company or any of its Subsidiaries or

                 (b) be secured by any Liens on the property of the Company or any of its Subsidiaries (other than Liens permitted pursuant to clause
     (v) of the definition of Permitted Liens); and PROVIDED FURTHER that the amount of the obligations guaranteed pursuant to such Guaranty shall be reduced by the amount of all Investments made to satisfy the Company's obligations under such Guaranty.

          "URC" means Ube Rexene Corporation, a Japanese corporation.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (i)    the sum of the products obtained by multiplying

                 (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

                 (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (ii)   the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or a combination thereof.

SECTION 1.02.    OTHER DEFINITIONS.
                                                                   Defined in
     Term                                                           Section
     ----                                                          ----------

     "Affiliate Transaction" . . . . . . . . . . . . . . . . . .      4.11(a)
     "Asset Sale". . . . . . . . . . . . . . . . . . . . . . . .      4.10(a)
     "Asset Sale Offer". . . . . . . . . . . . . . . . . . . . .      4.10
     "Bankruptcy Law". . . . . . . . . . . . . . . . . . . . . .      6.01
     "Change of Control Offer" . . . . . . . . . . . . . . . . .      4.14
     "Change of Control Payment" . . . . . . . . . . . . . . . .      4.14
     "Change of Control Payment Date". . . . . . . . . . . . . .      4.14
     "Commencement Date" . . . . . . . . . . . . . . . . . . . .      3.09
     "Custodian" . . . . . . . . . . . . . . . . . . . . . . . .      6.01
     "Event of Default". . . . . . . . . . . . . . . . . . . . .      6.01
     "Legal Holiday" . . . . . . . . . . . . . . . . . . . . . .     11.07
     "Offer Amount". . . . . . . . . . . . . . . . . . . . . . .      3.09
     "Offer Period". . . . . . . . . . . . . . . . . . . . . . .      3.09
     "Paying Agent". . . . . . . . . . . . . . . . . . . . . . .      2.03
     "Purchase Date" . . . . . . . . . . . . . . . . . . . . . .      3.09
     "Registrar" . . . . . . . . . . . . . . . . . . . . . . . .      2.03
     "Restricted Payments" . . . . . . . . . . . . . . . . . . .      4.07

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Noteholder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Notes means the Company or any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A, which is part of this Indenture. Each Subsidiary Guaranty shall be substantially in the form of EXHIBIT C hereto, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain in the Borough of Manhattan, The City of New York, State of New York, and in such other locations as it shall determine,

          (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and

          (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Noteholder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Notes are presented by a Holder to the Registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing, with signature guaranteed. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Company nor the Registrar shall be required

          (i) to issue, register the transfer of or exchange Notes during any period

               (a) beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section
     3.02 and ending at the close of business on the day of selection or

               (b) beginning at the opening of business on a Business Day 15 days before an interest payment date and ending at the close of business on such interest payment date, or

          (ii) to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          No service charge shall be made to any Noteholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

          Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.  REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses (including the fees and expenses of the Trustee) in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered.

SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed (subject to the record retention requirement of the Exchange Act) and certification of their destruction delivered to the Company unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest

          (i) if payment is made during the period of five Business Days following the date on which such interest was due, to the Persons who were to receive payment on the date such interest was due or

          (ii) if payment is made after such period, to the Persons who are Noteholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price.

          If the Company is required to make an offer to repurchase Notes pursuant to the mandatory repurchase provisions of Section 3.09 hereof, it shall notify the Trustee in writing of the Section of this Indenture pursuant to which the repurchase shall occur, the repurchase date, the principal amount of Notes to be repurchased and the repurchase price and shall furnish to the Trustee an Officers' Certificate to the effect that

          (a)  the Company has effected an Asset Sale and

          (b)  the conditions set forth in Section 4.10 have been satisfied.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the Trustee shall make the selection not less than 30 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Notes and portions of them selected to be redeemed shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Notes called for redemption become irrevocably due and payable on the redemption date at the price set forth in the Note.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          Interest on the Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes the redemption payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in

Section 4.01 hereof. Section 8.06 shall apply to any Notes not redeemed within 2 years from the redemption date.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          The Notes are not redeemable at the Company's option prior to December 1, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:


     YEAR                                                PRINCIPAL AMOUNT

     1999. . . . . . . . . . . . . . . . . . . . . . . .     105.875%
     2000. . . . . . . . . . . . . . . . . . . . . . . .     103.917
     2001. . . . . . . . . . . . . . . . . . . . . . . .     101.958
     2002 and thereafter . . . . . . . . . . . . . . . .     100.000%


          Notwithstanding the foregoing, prior to December 1, 1997, the Company may, from time to time, redeem up to $58.3 million in aggregate principal amount of Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price of 110% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of an offering or offerings of common stock of the Company; PROVIDED that at least $100 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED, FURTHER, that each such redemption shall occur within 60 days of the date of the closing of the related offering of common stock of the Company.

          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

          Subject to the Company's obligation to make an offer to repurchase Notes under certain circumstances pursuant to Sections 4.10 and 4.14 hereof, the Company shall have no mandatory redemption or sinking fund obligations with respect to the Notes.

SECTION 3.09.  ASSET SALE OFFERS

          In the event that the Company shall commence an Asset Sale Offer pursuant to Section 4.10 hereof, it shall follow the procedures specified below:

          The Asset Sale Offer shall remain open for 20 Business Days after the commencement (the "COMMENCEMENT DATE") of such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount (the "OFFER AMOUNT") of Notes required to be purchased in such Asset Sale Offer pursuant to Section 4.10 hereof or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

          If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          On the Commencement Date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

          (1)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (2)  the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business at least three Business Days preceding the Purchase Date;

          (6) that Holders shall be entitled to withdraw their election if the Company, the depositary or Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the termination of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On or before each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent, in immediately available funds, the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued interest thereon, if any, to be held for payment in accordance with the terms of this Section. On the Purchase Date, the Company shall, to the extent lawful,

          (i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Notes tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered,

          (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and

          (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price with respect to the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

          Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary), holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest, if any) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any

Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. SEC REPORTS.

          Whether or not required by the federal securities laws or the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes

          (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms including, in addition to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to the Company and its Subsidiaries required pursuant to such Forms with respect to the annual information only, a report thereon by the Company's certified independent accountants and

          (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Such information and reports shall be mailed to the Trustee at its address set forth herein and to the Holders of Notes at their addresses appearing in the register of Notes maintained by the Registrar,

               (i) in the case of such information and reports that are required to be filed with the SEC, within 15 days after such filing with the SEC and

               (ii) in the case of information and reports that are not required to be so filed, within the same time periods as would have applied if such information and reports had been required to be so filed.

If at any time during the period presented in such quarterly or annual financial information, the Company has one or more Unrestricted Subsidiaries that singly or together would constitute a Significant Subsidiary, all such quarterly and annual financial information shall also include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to the Company and its Restricted Subsidiaries (if any) for such period. In addition, whether or not required by the federal securities laws or the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled in all respects its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in any respect in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if such Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 or 4.17 hereof or of
Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

          (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of


               (i)  any Default or Event of Default or

               (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(v) which permits an acceleration that could become an Event of Default, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

          The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

          Subject to the other provisions of Section 4.07, the Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of the Company's Equity Interests (other than dividends or distributions payable to any Wholly Owned Restricted Subsidiary of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

          (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity thereof as set forth in the original documentation governing such Indebtedness; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof; and

               (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by clauses (v), (w) and (y) of the next succeeding paragraph), is less than the sum of

                    (w) 50% of the Consolidated Net Income of the Company (excluding the amount of all cash payments received by the Company and its Wholly Owned Restricted Subsidiaries from URC or the APAO Joint Venture after the date of this Indenture as fees for licensing of intellectual property rights or other proprietary technology that are applied to an Investment in either such joint venture pursuant to clause (d) of the definition of "Permitted Investments") for the period (taken as one accounting period) from the beginning of the first month commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                    (x) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

                    (y) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of

                         (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition if any) and

                         (2)  the initial amount of such Restricted Investment.

          Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.07 shall not prohibit

          (v) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would have complied with the provisions of this Indenture;

          (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or a Designated Unrestricted Subsidiary) of other Equity Interests of the Company (other than any Disqualified Stock);

          (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (y) the repurchase, redemption or other acquisitions or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted

     Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that

               (1) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries and

               (2) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; or

          (z) Restricted Payments to the extent made with Equity Interests (other than Disqualified Stock) of the Company.

          In no event will the Company or any Restricted Subsidiary of the Company make an Investment after the date of this Indenture in any Person in which it has an Equity Interest on the date of this Indenture but which is not a Subsidiary of the Company on the date of this Indenture, including any Guarantee of Indebtedness of such Person, in excess of the aggregate cash received from such Person after the date of this Indenture by the Company and its Wholly Owned Restricted Subsidiaries as fees for the licensing of any intellectual property rights or other proprietary technology.

          Not later than the thirtieth day after the end of each calendar quarter in which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements at the time such Officers' Certificate is delivered.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if

          (x) the Company would, at the time of such designation and after giving pro forma effect thereto as if such designation had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of this Indenture and

          (y) such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be

     Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this
     Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of

               (y) the net book value of such Investments at the time of such designation or

               (z) the fair market value of such Investments at the time of such designation.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.08.  LIMITATION ON DIVIDEND AND OTHER PAYMENT
               RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or other restriction on the ability of any Restricted Subsidiary to

          (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries

                    (1)  on its Capital Stock or

                    (2) with respect to any other interest or participation in, or measured by, its profits or

               (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries,

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, in each case, except for such encumbrances or restrictions existing under or by reason of

               (a)  applicable law,

               (b) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture,

               (c) any Bank Credit Agreement, PROVIDED that such encumbrances and restrictions are no more restrictive than such encumbrances and restrictions under the New Credit Agreement as in effect on the date of this Indenture,

               (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices or

               (e) purchase money obligations and Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired.

SECTION 4.09.  LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE
               OF PREFERRED STOCK.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, issue, assume, Guarantee or otherwise become liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or the Company may issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, with respect to any such Indebtedness incurred, or Disqualified Stock issued, on or prior to December 1, 1997, and at least 2.25 to 1, with respect to any such Indebtedness incurred, or Disqualified Stock issued, after December 1, 1997, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          Notwithstanding the foregoing, the limitations of this Section 4.09 shall not apply to:

          (i) the incurrence by the Company and any Subsidiary Guarantor of Senior Term Debt in an aggregate principal amount outstanding at any time not to exceed $100 million less the aggregate amount of all repayments after the date of this Indenture, optional or mandatory, of the principal of such Indebtedness, including, without limitation, pursuant to the provisions of Section 4.10 of this Indenture;

          (ii) the incurrence by the Company and any Subsidiary Guarantor of Senior Revolving Debt and letters of credit (and any Guarantees thereof by the Company and any Subsidiary Guarantor) in an aggregate principal amount at any time outstanding (with letters of credit and Guarantees being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the Borrowing Base less the aggregate amount of all permanent repayments of Senior Revolving Debt made pursuant to clause (ii) of the first sentence of
     Section 4.10(b) of this Indenture;

          (iii) the incurrence by the Company and any Subsidiary Guarantor of Acquisition Debt, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Acquisition Debt is incurred, determined on a pro forma basis as if the Acquisition Debt had been incurred and the related acquisition had been consummated at the beginning of such four-quarter period, would be greater than the actual Fixed Charge Coverage Ratio of the Company for such four-quarter period;

          (iv) the incurrence by the Company and any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, decrease or refund Indebtedness that was permitted by this Indenture to be incurred;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;

          (vi) the incurrence in the ordinary course of business by the Company and any Subsidiary Guarantor of Hedging Obligations;

          (vii) the incurrence by the Company and any Subsidiary Guarantor of Indebtedness pursuant to letters of credit issued in the ordinary course of business to support payment by the Company and such Subsidiary Guarantors of insurance premiums;

          (viii)    the incurrence by the Company of Existing Debt;

          (ix) the incurrence of Indebtedness which also constitutes Investments, to the extent permitted by the provisions of Section 4.07 of this Indenture;

          (x) the incurrence of Indebtedness for general corporate purposes by any Foreign Subsidiary that is a Restricted Subsidiary and not a Subsidiary Guarantor in an aggregate principal amount outstanding at any time not exceeding such Foreign Subsidiary's Foreign Subsidiary Borrowing Base; and

          (xi) the incurrence by the Company and any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount outstanding at any one time not exceeding $35 million.

SECTION 4.10.  SALE OF ASSETS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless

               (i) the Company (or the Restricted Subsidiary, at the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued, sold or otherwise disposed of in such Asset Sale less the amount of liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) and obligations assumed in connection with such Asset Sale by the transferee of any such assets or on behalf of such transferee by a third party and

               (ii) except with respect to Asset Sales involving Obsolete Plants, at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary (after deducting expenses associated with such Asset Sale) is in the form of cash or Cash Equivalents; PROVIDED that the amount of

                    (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary that are assumed in connection with such Asset Sale by the transferee of any such assets or on behalf of such transferee by a third party and

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

                    (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents and

                    (z) with respect to any Asset Sale for consideration not exceeding $10.0 million, up to $10 million principal amount of notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are repaid in cash or Cash Equivalents to the Company or such Restricted Subsidiary within 360 days after consummation of such Asset Sale (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

          (b) Within 360 days after the consummation of any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale, at its option,

               (i)  to reduce Senior Term Debt,

               (ii) to repay Senior Revolving Debt or

               (iii) to an acquisition of a Permitted Business, the making of capital expenditures or the acquisition of other fixed assets, in each case, engaged or used in a Permitted Business. At any time on or prior to 360 days following consummation of any Asset Sale, the Company may designate all or any portion of the Net Proceeds from such Asset Sale as "Excess Proceeds." Pending the final application of any such Net Proceeds in accordance with the first sentence of this paragraph or to an Asset Sale Offer, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture and may temporarily repay Senior Revolving Debt. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph or which are designated "Excess Proceeds" as provided above in this paragraph will constitute "Excess Proceeds." Within 10 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

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

          (c)  An Asset Sale Offer shall be made pursuant to the provisions of
Section 3.09 hereof. Simultaneously with the notification of such offer of redemption to the Trustee as required by Sections 3.01, 3.03 and 3.09 hereof, the Company shall provide the Trustee with an Officers' Certificate setting forth the information required to be included therein by Section 3.01 hereof and, in addition, setting forth the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Notes. If the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

          (ii) the Company delivers to the Trustee

               (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and

               (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that

                    (x) any contract, agreement, understanding, payment, loan, advance or guarantee (each a "Compensation Benefit") with, for the benefit of, or to an executive officer of the Company as compensation for employment by the Company, whether pursuant to an employment agreement, an employee benefit plan or other compensation arrangement if either

                         (1) such Compensation Benefit is less than $1 million or

                         (2) is approved by the Compensation Committee or the Board of Directors of the Company,

                    (y) transactions between or among the Company and/or its Restricted Subsidiaries and

                    (z) Restricted Payments permitted by Section 4.07 of this Indenture, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIMITATION ON LIENS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive any income or profits therefrom, except Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect

          (a) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and

          (b) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder stating:

               (1) that the Change of Control Offer is being made pursuant to the provisions of this Section 4.14 and that all Notes properly tendered will be accepted for payment;

               (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

               (3) that any Note not properly tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and

               (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful,

               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and

               (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes so tendered and the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Paying Agent shall promptly (but in any case not later than three Business Days after the Purchase
     Date) mail or deliver to each tendering Holder an amount equal to the purchase price with respect to the Notes tendered by such Holder and accepted by the Company for purchase. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.15.  LIMITATION ON ISSUANCES AND SALES OF CAPITAL
               STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES.

          The Company

          (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey or sell any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company), unless

               (a) such transfer, conveyance or sale is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and

               (b) the cash Net Proceeds from such transfer, conveyance or sale are applied in accordance with the provisions of Section 4.10 of this Indenture and

          (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.16.  SUBSIDIARY GUARANTEES.

          The Company shall cause all Subsidiaries of the Company that are designated or are otherwise deemed to be Restricted Subsidiaries after the date of this Indenture (other than Foreign Subsidiaries) to execute Subsidiary Guarantees. The Company may, at its option, cause any Restricted Subsidiary that is a Foreign Subsidiary to execute a Subsidiary Guarantee.

SECTION 4.17.  LIMITATION ON APPLICABILITY OF COVENANTS.

          During any period that

          (i) the ratings assigned to the Notes by each of Standard & Poor's Rating Group and Moody's Investors Services (collectively, the "Ratings Agencies") are higher than BBB-or Baa3, respectively (the "Investment Grade Ratings") and

          (ii) no Default or Event of Default has occurred and is continuing, the Company and its Restricted Securities will not be subject to Sections 4.07, 4.09 and 4.10 (collectively "Suspended Covenants"). If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the Company and its Restricted Subsidiaries will be subject to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Senior Notes) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with
     Section 4.07 as if such covenant had been in effect at all times after the date of this Indenture. The Company shall promptly notify the Trustee of the occurrence of any change in the applicability of any sections of this Indenture pursuant to this Section 4.17.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS.
          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia,

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made

               (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and

               (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of this Indenture.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture if applicable comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

          (i) default for 30 days in the payment when due of interest on any Note;

          (ii) default in payment when due of the principal of or premium, if any, on any Note;

          (iii) failure by the Company for 30 days to comply with any of the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 of this Indenture;

          (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default

               (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of a period of 10 days after expiration of any grace period provided in such Indebtedness (as amended from time to time) (a "Payment Default") or

               (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more (excluding the principal amount of the Notes and excluding any acceleration of maturity of the Indebtedness represented by the Old Notes to the extent that such Indebtedness shall be redeemed on or prior to the 30th day after the date of this Indenture);

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) except as permitted by this Indenture or if, at the time thereof, the obligor under such Subsidiary Guarantee is and is permitted to be designated as an Unrestricted Subsidiary without causing a Default, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee;

          (viii) the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d)  makes a general assignment for the benefit of its creditors,

               (e)  generally is unable to pay its debts as the same become due;

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

               (a) is for relief against the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries in an involuntary case,

               (b) appoints a Custodian of the Company or any of its Restricted Subsidiaries that are Restricted Subsidiaries or for all or substantially all of their property,

               (c) orders the liquidation of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

          (x) the Letter of Credit is not issued on or prior to November 30, 1994.

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (viii) and (ix) of Section 6.01, with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Notes because an Event of Default in Section 6.01(v) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(v) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 15 Business Days thereof and if

          (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction,

          (ii) all existing Events of Default, except non-payment of principal or interest which shall have become due solely because of the acceleration, have been cured or waived and

          (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above. In accordance with the provisions of Section 6.04, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 1, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the Make-whole Premium shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          (1) Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this

Indenture (except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, any Note held by a non-consenting Holder). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          (2) The Trustee may, without the consent of any Holders of the Notes, waive any Event of Default that relates to untimely or incomplete reports or information if the legal rights of the Holders would not be materially adversely affected thereby and may waive any other defaults the effect of which would not materially adversely affect the rights of the Holders under this Indenture.

SECTION 6.05.  CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

          A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the consent of the Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a

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Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively;

          Third: without duplication, to Holders of Notes for any other Obligations owing to the Holders of Notes under the Notes or this Indenture; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Noteholders.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2)  Except during the continuance of an Event of Default:

               (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

               (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) This paragraph does not limit the effect of paragraph (2) of this Section.

               (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

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          (5)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11. Subject to the provisions of Section 310(b) of the TIA, the Trustee shall be permitted to engage

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in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          Subject to Section 6.04(2), if a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it obtains knowledge of the existence of such Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

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SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, officers and directors against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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          The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 7.10, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be

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

deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

          (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02,

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and

          (D)  this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

SECTION 8.03.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii) or
(iv), but, except as specified above, the remainder of this Indenture and such

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Notes shall be unaffected thereby.  In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(iii) through 6.01(vii) shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or Section 8.03 to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,

               (a)  cash in U.S. Dollars in an amount, or

               (b) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or

               (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date of such principal or installment of principal, premium, if any, or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

          (2)  In the case of an election under Section 8.02, either

               (i) (A) the Notes will become due and payable at their stated maturity within one year after the date of such election pursuant to
     Section 8.02 or, within one year after the date of such election, the Notes will be redeemable at the option of the Company and will be redeemed by the Company pursuant to irrevocable instructions issued to the Trustee at the time of such

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

election for the giving of a notice of redemption by the Trustee for such redemption and

                    (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or

               (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that

                    (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

                    (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

          (3) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(viii) or (ix) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any

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

     other material agreement or instrument to which the Company is a party or by which the Company is bound;

          (6) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
     Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this
     Section 8.04.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in
Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


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SECTION 8.06.  REPAYMENT TO THE COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and provided further that if such order or judgment is issued in connection with the insolvency, receivership or other similar occurrence with respect to the Trustee, upon the reinstatement of such obligations the Company shall be released from its obligations under Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17.

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                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture, any supplemental indenture relating to Subsidiary Guarantees or the Notes without the consent of any Noteholder to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After a supplement, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the supplement, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04(1) and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Noteholder affected, a supplement, amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Noteholder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption of the Notes other than pursuant to Sections 3.09, 4.10 and 4.14 hereof;

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (except a recision of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Note;

          (6) make any change in Section 6.04(1) or 6.07 hereof or in this sentence of this Section 9.02 or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 4.10 or 4.14 hereof); or

          (8)  make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until a supplement, amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.

          The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at

          (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or

          (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about a supplement, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the supplement, amendment or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplement, amendment or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA SECTION 318(c), the duties imposed by TIA Section 318(c) shall control.

SECTION 10.02.  NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

               Rexene Corporation
               5005 LBJ Freeway
               Occidental Tower, Suite 500
               Dallas, Texas  75244
               Attention:  General Counsel
               Telecopier No.:  (214) 450-9017

          If to the Trustee:

               Bank One, Texas, N.A.
               8111 Preston Road, Second Floor
               Dallas, Texas  75225
               Attention:  Corporate Trust Dept.
               Telecopier No.:  (214) 360-3980

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Noteholder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08.  NO RECOURSE AGAINST OTHERS.

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.09.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 10.10.  GOVERNING LAW.

          The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

SECTION 10.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.12.  SUCCESSORS.

          All agreements of the Company in this Indenture, and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.13.  SEVERABILITY.

          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.14.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.15.   TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES




Dated as of November 29, 1994

                                             REXENE CORPORATION


                                             By:________________________
                                             Name:
                                             Title:


                                             Attest:_____________________



Dated as of November 29, 1994

                                             BANK ONE, TEXAS, N.A.


                                             By:__________________________
                                             Name:
                                             Title:


                                             Attest:______________________

                                    EXHIBIT A
                               (Face of Security)

                          11-3/4% Senior Notes due 2004


No.                                                              $__________

     REXENE CORPORATION

     promises to pay to _______________________________________

     or registered assigns, the principal sum of ___________________

     Dollars on December 1, 2004.

     Interest Payment Dates:  June 1 and December 1, commencing June 1, 1995

     Record Dates:  May 15 and November 15 (whether or not a Business Day)



                                             REXENE CORPORATION


                                             By:_____________________________
                                             Name:
                                             Title:


TRUSTEE CERTIFICATE OF AUTHENTICATION

Dated: _________________

This is one of the                           By:_______________________________
Notes referred to in the                     Name:
within-mentioned Indenture:                  Title:

Bank One, Texas, N.A.,
as Trustee



By:__________________________
     (Authorized Signature)

                               (Back of Security)

                          11-3/4% Senior Notes due 2004


          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Rexene Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

          Interest on the Notes will accrue at the rate of 11-3/4% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 1995, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record on the immediately preceding May 15 and November 15.

          Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to applicable grace periods) at the same rate, to the extent lawful,

               (i) if payment is made during the period of five Business Days following the date on which such interest was due, to the Persons who were to receive payment on the date such interest was due or

               (ii) if payment is made after such period, to the Persons who are Noteholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York, or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company and the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 29, 1994 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.
Code SECTION Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are general unsecured obligations of the Company limited to $175,000,000 in aggregate principal amount.

          5.   OPTIONAL REDEMPTION.

          The Notes are not redeemable at the Company's option prior to December 1, 1999. Thereafter, the Notes will be subject to redemption, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning December 1 of the years indicated below:

                               YEAR                             PRINCIPAL AMOUNT
                               ----                             ----------------

          1999 . . . . . . . . . . . . . . . . . . . . . . . . .    105.875%
          2000 . . . . . . . . . . . . . . . . . . . . . . . . .    103.917
          2001 . . . . . . . . . . . . . . . . . . . . . . . . .    101.958
          2002 and thereafter. . . . . . . . . . . . . . . . . .    100.000%


     Notwithstanding the foregoing, prior to December 1, 1997, the Company may, from time to time, redeem up to $58.3 million in aggregate principal amount of Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price of 110% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of an offering or offerings of common stock of the Company; provided that at least $100.0 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of the closing of the related offering of common stock of the Company.

     6.   MANDATORY REDEMPTION.

     Subject to the Company's obligation to make an offer to repurchase Notes under certain circumstances pursuant to Sections 4.10 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     (b) If the Company consummates any Asset Sale, the Company will be required, under certain circumstances, to apply the Excess Proceeds thereof to an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in face denominations of $1,000 and integral multiples of $1,000. The Notes may be transferred and exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not

     (i)  register the transfer of or exchange any Notes during any period

          (a) beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection or

          (b) beginning at the opening of business on a Business Day 15 days before an interest payment date and ending on the close of business on such interest payment date or

     (ii) register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     9. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this
Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default (except a Default or Event of Default relating to the payment of principal, premium or interest) or compliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights of any such Holder under the Indenture, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     11.  DEFAULTS AND REMEDIES.  Events of Default include in summary form:

     (i)  default for 30 days in the payment when due of interest on the Notes;

     (ii) default in payment when due of the principal of or premium, if any, on the Notes;

     (iii) failure by the Company for 30 days to comply with any of the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 of the Indenture;

     (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default

          (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of a period of 10 days after expiration of any grace period provided in such Indebtedness (as amended from time to time) (a "Payment Default") or

          (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more (excluding the principal amount of the Notes and excluding any acceleration of maturity of the Indebtedness represented by the Old Notes to the extent that such Indebtedness shall be redeemed on or prior to the 30th day after the date of the Indenture);

     (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (vii) except as permitted by the Indenture or if, at the time thereof, the obligor under such Subsidiary Guarantee is and is permitted to be designated as an Unrestricted Subsidiary without causing a Default, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; or

     (viii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. TRUSTEE DEALINGS WITH THE COMPANY. Subject to the provisions of the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Subject to the provisions of Section 310(b) of the Trust Indenture Act, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

     13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Rexene Corporation
          5005 LBJ Freeway
          Occidental Tower, Suite 500
          Dallas, Texas  75244
          Attention:  General Counsel

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: _________________________

                                   Your Signature:_____________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee. *

- ----------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          / / Section 4.10      / / Section 4.14


     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"): $___________


Date:________________             Your Signature:______________________________
                    (Sign exactly as your name appears on the face of this Note)

                                        Tax Identification No.:________________



Signature Guarantee. *



- ------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    EXHIBIT B

     FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSIDIARY GUARANTORS


          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, between __________________ (the "Subsidiary Guarantor"), a subsidiary of Rexene Corporation (or its successor), a Delaware corporation (the "Company"), and Bank One, Texas, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 29, 1994, providing for the issuance of an aggregate principal amount of $175,000,000 of 11-3/4% Senior Notes due 2004 (the "Notes");

          WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

          (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Indenture and the Notes, that:

               (i) the principal of, premium and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder will be promptly paid in full, all in accordance with the terms thereof; and

               (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     3.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

          (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of EXHIBIT C to the Indenture shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

          (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

          (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (h) The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

               (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

               (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

          (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     4.   SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

          (b) Except as set forth in Article 4 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into a corporation or corporations other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; PROVIDED, HOWEVER, that the Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property.

          (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as the Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore shall not have been signed by the

     Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     5. RELEASES FOLLOWING SALE OF ASSETS. Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of the Subsidiary Guarantor), all Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.10 of the Indenture. If the assets sold in such sale or other disposition include all or substantially all of the assets of the Subsidiary Guarantor or all of the Capital Stock of the Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto or Section 4 of this Supplemental Indenture, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture and this Supplemental Indenture, including without limitation, Section
4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto. If the Subsidiary Guarantor is not released from its Obligations under its Subsidiary

Guarantee, it shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other Obligations of such Subsidiary Guarantor under the Indenture as provided in this Supplemental Indenture.

     6. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture (without regard
to conflicts of law provisions).   Each party hereto irrevocably submits itself
to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Supplemental Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Supplemental Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

     7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:  ____________ ___, ____               [Subsidiary Guarantor]



                                        By:  ___________________________
                                             Name:
                                             Title:


Dated:  ____________ ___, ____          Bank One, Texas, N.A.
                                        as Trustee



                                        By:  ___________________________
                                             Name:
                                             Title:

                                    EXHIBIT C


        FORM OF NOTATION ON SENIOR NOTE RELATING TO SUBSIDIARY GUARANTEE


          Each Subsidiary Guarantor (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed),

          (i)  has jointly and severally unconditionally guaranteed

               (a) the due and punctual payment of the principal of, premium with respect to, and interest on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise,

               (b) the due and punctual payment of interest on the overdue principal and premium of and interest on the Notes, and

               (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and

          (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any holder in enforcing any rights under this Subsidiary Guarantee.

          Notwithstanding the foregoing, in the event that the Subsidiary Guarantee of any Subsidiary Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such

Subsidiary Guarantor under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          No director, officer, employee, agent, manager, stockholder or other Affiliate (other than the other Subsidiary Guarantors) of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Indenture, any supplemental indenture delivered pursuant to Section 4.16 of the Indenture by such Subsidiary Guarantors or the Subsidiary Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

          This Subsidiary Guarantee shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                        [Subsidiary Guarantor]


                                        By:   ___________________________
                                             Name:
                                             Title:


                                       C-2